EXHIBIT 99.1

                                 PRESS RELEASE

FOR IMMEDIATE RELEASE                 Contact:
Friday, November 8                    Neal E. Murphy
                                      Senior Vice President and Chief Financial
                                        Officer
                                      International Specialty Products Inc.
                                      (973) 872-4200

                     INTERNATIONAL SPECIALTY PRODUCTS INC.
              SIGNS MERGER AGREEMENT IN GOING PRIVATE TRANSACTION

     WAYNE, NJ - NOVEMBER 8, 2002 - International Specialty Products Inc. (NYSE: ISP) announced today that it has signed a merger agreement with International Specialty Products Holdings Inc. ("ISPH"), a corporation formed by ISP's chairman and majority stockholder, Samuel J. Heyman. ISP's Board of Directors, upon the unanimous recommendation of a Special Committee comprised of directors who are not officers of ISP, has determined that the merger is fair to ISP's public shareholders and has approved and declared advisable the merger agreement. Lehman Brothers Inc. acted as advisor to the Special Committee of the Board of Directors.

     Under the agreement, ISPH will merge with ISP and the holders of ISP's publicly traded shares will be entitled to receive $10.30 per share in cash. Completion of the merger is subject to certain closing conditions, including approval by holders of a majority of ISP's shares and holders of a majority of the votes cast by holders of shares not beneficially owned by Mr. Heyman or the directors or officers of ISP.

     The transaction has a value of approximately $130 million. Mr. Heyman currently beneficially owns approximately 80.9% of ISP's outstanding shares of stock.

                 ADDITIONAL INFORMATION AND WHERE TO FIND IT.

     In connection with the proposed transaction, ISP will file a proxy statement with the SEC. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ISP with the SEC at the SEC's Web site at http://www.sec.gov. Free copies of the proxy statement, once available, and the company's other filings with the SEC may also be obtained from ISP by directing a request to ISP Shareholder Relations Department, 1361 Alps Road, Wayne, New Jersey 07470, Telephone:
1-800-526-5315. ISP, its directors and certain executive officers may be deemed under the rules of the SEC to be "participants in the solicitation" of proxies from the security holders of ISP in favor of the transaction. Information about the directors and executive officers of ISP and their ownership of ISP common stock is set forth in the proxy statement, dated April 12, 2002, for ISP's 2002 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Investors and security holders of ISP may obtain additional information regarding the interests of the "participants in the solicitation" by reading the proxy statement relating to the transaction when it becomes available.

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                                     * * *

International Specialty Products Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.

     This press release contains forward looking statements, including, without limitation, statements relating to ISP's plans, strategies, objectives, expectations, goals and intentions, which are made in a manner consistent with the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of ISP to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include: general economic, capital market and business conditions; risks arising from litigation or similar proceedings; and the risks and uncertainties inherent in the satisfaction of the closing conditions to the merger and the consummation of the merger, as well as those factors discussed in the filings of ISP and its subsidiaries with the Securities and Exchange Commission, which are incorporated in this press release by reference. ISP undertakes no obligation, and expressly disclaims any obligation, to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.


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